Exhibit 99.g(i)(b)

FORM OF AMENDED

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

RS Investment Trust, a Massachusetts business trust

RS Select Growth Fund (formerly known as RS Diversified Growth Fund)

RS Growth Fund

RS Internet Age Fund®

RS Smaller Company Growth Fund

RS Investors Fund

RS Value Fund

RS Emerging Growth Fund

The Information Age Fund®

RS MidCap Opportunities Fund

RS Global Natural Resources Fund

RS Partners Fund

RS Core Equity Fund

RS Large Cap Value Fund

RS Small Cap Core Equity Fund

RS Asset Allocation Fund

RS S&P 500 Index Fund

RS International Growth Fund

RS Emerging Markets Fund

RS Investment Quality Bond Fund

RS Low Duration Bond Fund

RS High Yield Bond Fund

RS Tax-Exempt Fund

RS Money Market Fund (formerly known as RS Cash Management Fund)

RS Equity Dividend Fund

RS Variable Products Trust, a Massachusetts business trust

RS Core Equity VIP Series

RS Large Cap Value VIP Series

RS Small Cap Core Equity VIP Series

RS Asset Allocation VIP Series

RS S&P 500 Index VIP Series

RS International Growth VIP Series

RS Emerging Markets VIP Series

RS Investment Quality Bond VIP Series

RS Low Duration Bond VIP Series

RS High Yield Bond VIP Series

RS Money Market VIP Series (formerly known as RS Cash Management VIP Series)

RS Partners VIP Series

RS Value VIP Series

The Information Age VIP Series

RS MidCap Opportunities VIP Series

RS Global Natural Resources VIP Series

RS Equity Dividend VIP Series